Exhibit 99.1

MultiCell Technologies Appoints Anthony Altig to Board

Experienced Biotechnology Executive to Help Company Develop Therapeutic Platform

LINCOLN, R.I.--(BUSINESS WIRE)--Sept. 19, 2005--MultiCell Technologies, Inc. (OTCBB: MCET - News), a leading adult stem cell company and supplier of immortalized non-tumorigenic human hepatocytes for drug discovery, announced today that it has appointed Anthony Altig to the Company's Board of Directors.

Mr. Altig has extensive experience in financial management, strategic planning and SEC reporting, as well as investor relations, budgeting, treasury, tax planning and risk management. His 23 years of experience with biotech and technology companies include public and debt financing transactions, financial operations, strategic alliances, mergers and acquisitions. Mr. Altig is currently Senior Vice President and Chief Financial Officer for Diversa Corporation (NASDAQ: DVSA - News), a leader in applying proprietary genomic technologies for the rapid discovery and optimization of novel protein-based products. Mr. Altig previously was the Chief Financial Officer of Maxim Pharmaceuticals, Inc.. Prior to Maxim, Mr. Altig was the Chief Financial Officer of NBC Internet, Inc., and Executive Partner and Chief Accounting Officer at USWeb Corporation. Altig was also a biotech and technology client service executive with PricewaterhouseCoopers LLC and KPMG LLC.

"Tony's prior success in financial operations will add immense value to an already experienced Board of Directors," said Jerry Newmin, MultiCell Co-Chairman and Chief Executive Officer. "Tony's superior financial expertise and knowledge of the biotech industry will play an important role in the development of our new therapeutic platform."

Mr. Altig will serve as a member of the Company's Audit Committee. "I am thrilled to become a part of MultiCell at this exciting stage of their growth and transition to becoming a therapeutic company," said Altig. "Their scientific expertise in hepatocytes and adult stem cells is unique, and a great basis for therapeutic development. The two grants the Company received recently, in the areas of diabetes and sepsis, illustrate the broad potential of its expanded intellectual property portfolio."

About MultiCell Technologies, Inc.

MultiCell Technologies is a leading adult stem cell company and supplier of immortalized cell lines validated for drug discovery applications. With its subsidiary MultiCell Immunotherapeutics (MCTI), MultiCell intends to commercialize new therapeutics for the treatment of degenerative neurological disease, metabolic and endocrinological disorders and more. MultiCell holds key patents relating to novel strategies for the isolation of adult human liver cells, and cell clusters or doublets as well as additional patents in the areas of stem cell technology, the Sybiol(TM) synthetic bio-liver therapeutic liver assist device, and immortalized human hepatocytes. MultiCell's stem cells are derived from adult tissues, which avoids the ethical and contamination issues associated with embryonic stem cells. MultiCell's headquarters and research laboratories are at 701 George Washington Highway, Lincoln, Rhode Island 02865. For more information about MultiCell see www.multicelltech.com.

Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). These statements are often, but not always, made through the use of words or phrases such as "believe," "will," "expect," "anticipate," "estimate," "intend," "plan," and "would." MultiCell bases these forward-looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that the market for our products will not grow as expected, and the risk that our products will not achieve expectations. For additional information about risks and uncertainties we face, see documents we file with the SEC, including our Report on Form 10-KSB for the fiscal year ended November 30, 2004 and all our quarterly and other periodic SEC filings. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:
     MultiCell Technologies, Inc.
     Jerry Newmin, 401-333-0610
          or
     CEOcast, Inc.
     Ed Lewis, 212-732-4300